UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 29, 2016

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification No.)

818 South Kansas Avenue, Topeka, Kansas 66612

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (785) 575-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on May 29, 2016, Westar Energy, Inc., a Kansas corporation (“Westar Energy”), Great Plains Energy Incorporated, a Missouri corporation (“Great Plains Energy”), and, from and after its accession to the Merger Agreement (as defined herein), the Kansas corporation to be formed as a wholly owned subsidiary of Great Plains Energy (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The following description of the Merger Agreement is not a complete description thereof and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Upon the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously approved and adopted by the board of directors of Westar Energy, at the effective time, Merger Sub will merge with and into Westar Energy (the “Merger”), with Westar Energy continuing as the surviving corporation (the “Surviving Corporation”).

Pursuant to the Merger Agreement, upon the closing of the Merger, each issued and outstanding share of Westar Energy common stock (other than shares owned by Westar Energy as treasury stock, shares owned by a wholly owned subsidiary of Westar Energy, Great Plains Energy or Merger Sub or shares owned by any holder who is entitled to and has properly preserved appraisal rights) will be cancelled and converted automatically into the right to receive (i) $51.00 in cash, without interest (the “Cash Consideration”), and (ii) that number of shares (rounded to the nearest 1/10,000 of a share) of Great Plains Energy common stock equal to the Exchange Ratio (as defined below) (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”).

The Exchange Ratio shall be (i) 0.2709, if the volume weighted average price per share of Great Plains Energy common stock on the New York Stock Exchange (the “NYSE”) for the twenty consecutive full trading days in which shares of Great Plains Energy common stock are traded on the NYSE ending on, and including, the third trading day immediately preceding the date of the consummation of the Merger (the “Average Parent Stock Price”) is an amount greater than $33.2283, (ii) an amount equal to the quotient obtained by dividing (x) $9.00 by (y) the Average Parent Stock Price, if the Average Parent Stock Price is an amount greater than or equal to $28.5918 but less than or equal to $33.2283, or (iii) 0.3148, if the Average Parent Stock Price is an amount less than $28.5918.

Upon the closing of the Merger, (i) each outstanding share unit payable in shares of Westar Energy common stock that is subject to time-based vesting under Westar Energy’s stock plan (a “Restricted Share Unit”) will be cancelled and converted into a vested right to receive a cash payment equal to (x) the Cash Consideration plus (y) the amount in cash, without interest, rounded to the nearest cent, equal to the product of (1) the Average Parent Stock Price and (2) the Exchange Ratio, plus (z) the amount of any dividend equivalents associated with such Restricted Share Unit; (ii) each outstanding share unit payable in shares of Westar Energy common stock that is subject to performance-based vesting under Westar Energy’s stock plan (a “Performance Unit”) will be cancelled and converted into a vested right to receive a cash payment equal to (x) the Cash Consideration plus (y) the amount in cash, without interest, rounded to the nearest cent, equal to the product of (1) the Average Parent Stock Price and (2) the Exchange Ratio, plus (z) the amount of any dividend equivalents associated with such Performance Unit, with the number of vested Performance Units to be the greater of the target award or the number determined in accordance with the performance criteria provided in the applicable award agreement; and (iii) each contractual right to receive shares of Westar Energy common stock or the value of such a share other than Restricted Share Units and Performance Units (an “Other Equity-Based Right”) will vest in full, and all restrictions otherwise applicable to such Other Equity-Based Right will lapse, and such Other Equity-Based Right will be cancelled and converted into a vested right to receive a cash payment equal to (x) the Cash Consideration plus (y) the amount in cash, without interest, rounded to the nearest cent, equal to the product of (1) the Average Parent Stock Price and (2) the Exchange Ratio, plus (z) the amount of any dividend equivalents associated with such Other Equity-Based Right, in each case subject to any withholding taxes.

The closing of the Merger is subject to certain conditions, including, among others, (i) approval of Westar Energy shareholders representing a majority of the outstanding shares of Westar Energy common stock, (ii) approval of Great Plains Energy shareholders representing a majority of the votes cast at the Great Plains Energy shareholders meeting, (iii) expiration or termination of the applicable Hart-Scott-Rodino Act waiting period, (iv) receipt of all required regulatory approvals, including from the Federal Energy Regulatory Commission, the U.S. Nuclear Regulatory Commission and the Kansas Corporation Commission (provided that such approvals do not result in a material adverse effect on Great Plains Energy and its subsidiaries after giving effect to the Merger), (v) the absence of any law or judgment that prevents, makes illegal or prohibits the closing of the Merger, (vi) the effectiveness of the Great Plains Energy registration statement on Form S-4 to be filed with the Securities and Exchange Commission, (vii) the approval of the listing on the NYSE of the Great Plains Energy common stock to be issued in the Merger, (viii) the absence of any material adverse effect with respect to Westar Energy and its subsidiaries and (ix) subject to certain materiality exceptions, the accuracy of the representations and warranties of, and compliance with covenants by, each of the parties to the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants of Westar Energy, Great Plains Energy and Merger Sub. The Merger Agreement contains covenants by Westar Energy, among others, that (i) Westar Energy will conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the closing of the Merger and (ii) Westar Energy will not engage in certain transactions during such interim period. The Merger Agreement contains covenants by Great Plains Energy, among others, that Great Plains Energy will use its reasonable best efforts to take all actions necessary to obtain all governmental and regulatory approvals, provided that Great Plains Energy is not obligated to agree to any such approvals that would impose any terms or conditions that would reasonably be expected to result in a material adverse effect on Great Plains Energy and its subsidiaries, including Westar Energy and its subsidiaries after giving effect to the Merger.

In addition, the Merger Agreement requires Great Plains Energy (i) to maintain Westar Energy’s historic levels of community involvement and charitable contributions and support in Westar Energy’s existing service territories, (ii) to maintain Westar Energy’s headquarters in Topeka, Kansas, (iii) to cause one director serving on Westar Energy’s board of directors prior to the effective time of the Merger to serve on Great Plains Energy’s board of directors, with such director chosen by Great Plains Energy in consultation with Westar Energy, (iv) to honor current union contracts in accordance with their terms and (v) to provide each continuing non-union employee, for a period of two years following the closing of the Merger, with a base salary or wage rate no less favorable than, and incentive compensation and employee benefits, respectively, substantially comparable in the aggregate to those, that they received as of immediately prior to the closing.

Westar Energy and Great Plains Energy are each subject to a “no shop” restriction that limits each party’s ability to solicit alternative acquisition proposals or provide nonpublic information to, and engage in discussion with, third parties, except under limited circumstances to permit Westar Energy’s board of directors or Great Plains Energy’s board of directors, as applicable, to comply with its respective fiduciary duties.

The Merger Agreement contains certain termination rights for both Westar Energy and Great Plains Energy. Either party may terminate the Merger Agreement if (i) the closing of the Merger has not occurred by May 31, 2017 (the “End Date”) (subject to a 6-month extension if required to obtain necessary regulatory approvals), (ii) a law or judgment preventing or prohibiting the closing of the Merger has become final and nonappealable, (iii) Westar Energy’s shareholders do not approve the Merger, (iv) Great Plains Energy’s shareholders do not approve the issuance of Great Plains Energy common stock to the Westar Energy shareholders in the Merger or (v) Westar Energy’s board of directors changes its recommendation so that it is no longer in favor of the Merger (provided, however, that Westar Energy may only terminate following a change of recommendation by its board of directors if such change of recommendation was made in connection with a superior acquisition proposal, and concurrently with such termination Westar Energy enters into a definitive agreement in connection with such superior acquisition proposal and pays Great Plains Energy the termination fee described below). In addition, the Merger Agreement may be terminated by Westar Energy if the Great Plans Energy board of directors effects a change of recommendation so that it is no longer in favor of the Merger.

If Great Plains Energy terminates the Merger Agreement because the Westar Energy board of directors effected a change of recommendation in accordance with the terms of the Merger Agreement or if Westar Energy terminates the Merger Agreement to enter into an acquisition agreement with respect to a superior proposal, Westar Energy must pay Great Plains Energy a termination fee of $280,000,000. If either party terminates the Merger Agreement because the End Date occurred or the Westar Energy shareholders’ meeting was held and completed and shareholder approval was not obtained, and, in either case, (i) an alternative acquisition proposal with respect to Westar Energy was publicly disclosed (x) in the case of termination due to the occurrence of the End Date, prior to such termination, or (y) in the case of termination due to the failure to obtain Westar Energy shareholder approval at the meeting, prior to the shareholders’ meeting, and (ii) any acquisition proposal was entered into within 12 months after the termination of the Merger Agreement, Westar Energy must pay Great Plains Energy a termination fee of $280,000,000.

If the Merger Agreement is terminated under certain other circumstances, including the failure to obtain required regulatory approvals, Great Plains Energy must pay Westar Energy a termination fee of $380,000,000. If Westar Energy terminates the Merger Agreement because the Great Plains Energy board of directors effected a change of recommendation in accordance with the terms of the Merger Agreement, Great Plains Energy must pay Westar Energy a termination fee of $180,000,000. If either party terminates the Merger Agreement because the End Date occurred, or the Great Plains Energy shareholders’ meeting was held and completed and shareholder approval was not obtained, and, in either case, (i) an alternative acquisition proposal with respect to Great Plains Energy was publicly disclosed (x) in the case of termination due to the occurrence of the End Date, prior to such termination, or (y) in the case of termination due to the failure to obtain Great Plains Energy shareholder approval at the meeting, prior to the shareholders’ meeting, and (ii) any acquisition proposal was entered into within 12 months after the termination of the Merger Agreement, Great Plains Energy must pay Westar Energy a termination fee of $180,000,000. If either party terminates the Merger Agreement because the Great Plains Energy shareholders’ meeting was held and completed and shareholder approval was not obtained, Great Plains Energy must pay Westar Energy a termination fee of $80,000,000 (provided that if more than one fee is payable by Great Plains Energy, it will pay a total amount equal to the greater of such fees).

The Merger Agreement has been included to provide Westar Energy’s shareholders with information regarding its terms and is not intended to provide any other factual information about Westar Energy, Great Plains Energy or Merger Sub. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which are made solely for the benefit of the other parties to the Merger Agreement. The representations and warranties in the Merger Agreement (i) are not intended to be treated as categorical statements of fact but rather as a way of allocating risk to one of the parties if any such representation or warranty proves to be inaccurate, (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, (iii) may be subject to standards of materiality applicable to the parties to the Merger Agreement that differ from what might be viewed as material to shareholders of such party and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Westar Energy’s shareholders should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of Westar Energy, Great Plains Energy or Merger Sub.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 29, 2016, by and among Westar Energy, Great Plains Energy and, from and after its accession thereto, Merger Sub*

*	Schedules attached to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Westar Energy will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the transactions referred to in this material, Great Plains Energy Incorporated (“Great Plains”) expects to file a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) containing a preliminary joint proxy statement of Great Plains and Westar Energy, Inc. (“Westar Energy”) that also constitutes a preliminary prospectus of Great Plains. After the registration statement is declared effective Great Plains and Westar Energy will mail a definitive proxy statement/prospectus to shareholders of Great Plains and shareholders of Westar Energy. This material is not a substitute for the joint proxy statement/prospectus or registration statement or for any other document that Great Plains or Westar Energy may file with the SEC and send to Great Plains’ and/or Westar Energy’s shareholders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS AND WESTAR ENERGY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus (when available) and other documents filed with the SEC by Great Plains or Westar Energy through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Great Plains will be available free of charge on Great Plains’ website at www.greatplains.com, in the “Investor Relations” tab near the bottom of the page, or by contacting Great Plains’ Investor Relations Department at 1-800-245-5275. Copies of the documents filed with the SEC by Westar Energy will be available free of charge on Westar Energy’s website at www.westarenergy.com or by contacting Westar Energy’s Investor Relations Department at 785-575-8227.

Participants in Solicitation

Great Plains and Westar Energy and their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC. Information about the directors and executive officers of Great Plains may be found in its 2015 Annual Report on Form 10-K filed with the SEC on February 24, 2016, and definitive proxy statement relating to its 2016 Annual Meeting of Shareholders filed with the SEC on March 24, 2016. Information about the directors and executive officers of Westar Energy may be found in its 2015 Annual Report on Form 10-K filed with the SEC on February 24, 2016, and definitive proxy statement relating to its 2016 Annual Meeting of Shareholders filed with the SEC on April 1, 2016. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

Information Concerning Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 in connection with the proposed merger of Great Plains and Westar Energy. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Great Plains and Westar Energy believes that these statements are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as, without limitation, delays in completing the merger, including as a result of delays in obtaining regulatory approval or shareholder approval, changes in general economic conditions and regulatory and legislative changes that adversely affect the business in which Great Plains and Westar Energy are engaged. These forward looking statements speak only as of the date of this communication, and Great Plains and Westar Energy expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Great Plains’ or Westar Energy’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Great Plains and Westar Energy, including the most recent Forms 10-K and 10-Q, for additional information about Great Plains and Westar Energy and about the risks and uncertainties related to the business of each of Great Plains and Westar Energy which may affect the statements made in this communication.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAR ENERGY, INC.

Date: May 31, 2016

	By:	/s/ Larry D. Irick
	Name:	Larry D. Irick
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 29, 2016, by and among Westar Energy, Great Plains Energy and, from and after its accession thereto, Merger Sub *